Exhibit 99.2

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following represents the unaudited pro forma condensed consolidated balance sheet of NGL Energy Partners LP (“we”, “NGL” or “the Partnership”) as of December 31, 2011 and the unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2011 and for the nine months ended December 31, 2011.  NGL was formed in September 2010.  As part of our formation, we acquired and combined the assets and operations of NGL Supply, Inc. (“NGL Supply”), Hicks LLC and Gifford (collectively, “Hicksgas”) with an effective date of October 1, 2010.  We became a public company in May 2011 and filed our first Form 10-K for the six months ended March 31, 2011 in June 2011.  NGL Supply was deemed the acquirer for accounting purposes in our combination; therefore, the financial statements of NGL Supply for all periods prior to our combination became our prior period financial statements.

As discussed further below, subsequent to our year ended March 31, 2011, we had the following transactions which have a significant impact on our financial position and results of operations:

•                              During May 2011, we sold a total of 4,025,000 common units (including the exercise by the underwriters of their option to purchase additional common units from us) in our initial public offering at $21 per unit.  Our proceeds from the sale of 3,850,000 common units of approximately $72.00 million, net of total offering costs of approximately $9.0 million, were used to repay advances under our acquisition credit facility and for general partnership purposes.  Proceeds from the sale of 175,000 common units ($3.4 million) from the underwriters’ exercise of their option to purchase additional common units from us were used to redeem 175,000 of the common units outstanding prior to our initial public offering.

•                              In August 2011 and January 2012, we amended our credit agreement to increase our total facility to $330 million, consisting of a $130 million working capital facility and a $200 million acquisition facility and extended the final maturity to October 1, 2016, except for a $30 million portion of our working capital facility that terminates in August 2012.

•                              On October 3, 2011, we closed a business combination transaction with E. Osterman Propane, Inc., its affiliated companies and members of the Osterman family (collectively, “Osterman” or “the Osterman Associated Companies”) for retail propane operations in the northeastern United States.  We issued four million common units and paid $96 million in exchange for the receipt of the assets and operations from Osterman.  We have previously filed a Form 8-K/A to provide the financial statements of Osterman and the required pro forma financial statements on December 19, 2011.

•                              On November 1, 2011, we closed a business combination transaction with SemStream, L.P. (“SemStream”) for substantially all of SemStream’s natural gas liquids business and assets.

We issued 8,932,031 common units and paid approximately $93.1 million in exchange for the receipt of the assets and operations of SemStream.  We have previously filed a Form 8-K/A to provide the financial statements of SemStream and the required pro forma financial statements on December 23, 2011.

•                              On January 3, 2012 we closed a business combination with seven companies associated with Pacer Propane Holding LP (collectively, “Pacer”) for substantially all of Pacer’s retail propane operations and assets.  We paid cash of $32.2 million and issued 1.5 million of our common units in exchange for the Pacer assets and operations.

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 gives pro forma effect to the business combination with Pacer as if such transaction occurred on December 31, 2011.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2011 gives pro forma effect to the following transactions as if such transactions occurred on April 1, 2010:

•                              Our combination with NGL Supply, Hicks LLC and Gifford;

•                              Our initial public offering;

•                              The modifications of the terms of our credit agreement;

•                              The business combination with Osterman;

•                              The business combination with SemStream; and

•                              The business combination with Pacer.

The accompanying unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2011 gives pro forma effect to the following transactions as if such transactions occurred on April 1, 2011:

•                              Our initial public offering;

•                              The modifications of the terms of our credit agreement;

•                              The business combination with Osterman;

•                              The business combination with SemStream; and

•                              The business combination with Pacer.

Business Combination with Hicksgas

We purchased the retail propane operations of Hicksgas in October 2010 as part of our formation transactions.  The following table presents the final acquisition accounting for the assets acquired and liabilities assumed, based on their fair values, in the acquisition of the retail propane businesses of Hicksgas described above (in thousands):

Accounts receivable	$5,669
Propane inventory	6,182
Other current assets	2,600
Property, plant and equipment:
Land	2,666
Tanks and other retail propane equipment (15 years)	23,016
Vehicles (5 years)	6,599
Buildings (30 years)	7,053
Other equipment (5 years)	523
Amortizable intangible assets:
Customer relationships (15 years)	2,170
Non-compete agreements (5 years)	550
Tradenames (indefinite life)	830
Goodwill, retail propane segment	3,716
Total assets	61,574

Accounts payable	1,837
Customer advances and deposits	12,089
Accrued and other current liabilities	2,152
16,078

Long-term debt	5,768
Other long-term liabilities	274
Total liabilities assumed	22,120

Net assets acquired	$39,454

The Hicksgas acquisition accounting was based on the estimated fair value of the assets acquired and liabilities assumed, based primarily on an independent appraisal completed in July 2011.  The assets acquired and liabilities assumed in the Hicksgas combination are included in our historical consolidated financial statements since October 1, 2010.  Additional information related to our business combination with Hicksgas is available in our Form 10-K for the year ended March 31, 2011.

Initial Public Offering

During May 2011, we sold a total of 4,025,000 common units (including the exercise by the underwriters of their option to purchase additional common units from us) in our initial public offering at $21 per unit.  Our proceeds from the sale of 3,850,000 common units of approximately $72.0 million, net of total offering costs of approximately $9.0 million, were used to repay advances under our acquisition credit facility and for general partnership purposes.  Proceeds from the sale of 175,000 common units ($3.4 million) from the underwriters’ exercise of their option to purchase additional common units from us were used to redeem 175,000 of the common units outstanding prior to our initial public offering.  The advances under our acquisition credit facility were used to fund our business combination with NGL Supply and Hicksgas.  Additional information related to our initial public offering is available in our Form 10-K for the year ended March 31, 2011 and our Form 10-Q for the three months ended June 30, 2011.

Immediately prior to our initial public offering we executed the following unit transactions:

•                              Effected a 3.7219 to one split of our common units; and,

•                              Converted 5,919,346 of our post-split common units to subordinated units.

Modification of Credit Facility

We expanded our revolving credit facility in August 2011 and modified the facility in January 2012.  Presently, our revolving credit facility provides for a total credit facility of $330 million, represented by a $130 million working capital facility and a $200 million acquisition facility.  Borrowings under the working capital facility are subject to a defined borrowing base.  The borrowing base is determined in part by reference to certain trade position reports and mark-to-market reports delivered to the administrative agent and is subject to immediate adjustment for reductions in certain components of those reports.  A reduction to the borrowing base could require us to repay indebtedness in excess of the borrowing base.  In addition, three times per year, we can elect to reallocate the lesser of $75 million or the unused portion of our acquisition facility to the working capital facility.  As of December 31, 2011, we elected to reallocate $30 million from our acquisition facility to our working capital facility.

During the nine months ended December 31, 2011, we borrowed approximately $42.5 million under our acquisition facility and approximately $102.5 million under our working capital facility, net of repayments, primarily in connection with our acquisitions of Osterman and SemStream and to fund our seasonal inventory build.  Subsequent to December 31, 2011, we borrowed approximately $32.2 million to finance our combination with Pacer.  At March 2, 2012, we had outstanding borrowings of $58.6 million (including outstanding letters of credit of $13.6 million) and $195.0 million under our working capital and acquisition facility, respectively.

Our revolving credit facility has a final maturity on October 1, 2016.  However, a total of $30 million of our working capital facility matures in August 2012.  In addition to customary mandatory prepayment restrictions, we must once a year, prepay the outstanding working capital revolving loans and collateralize outstanding letters of credit in order to reduce the total working capital borrowings to less than $10.0 million for 30 consecutive days.

Additional information related to our credit agreement is available in our Form 10-Q for the nine months ended December 31, 2011.

Osterman Combination

On August 15, 2011, we entered into a business combination agreement with Osterman for retail propane operations in the northeastern United States in order to expand our retail propane operations.  The combination closed on October 3, 2011 and was funded with cash of $96 million and the issuance of four million common units. The agreement also contemplates a working capital payment post closing for certain specified working capital items (currently estimated as a liability of $3.9 million).  The cash payments were funded with advances under our acquisition facility.  We have valued the four million common units based on the closing price of our common units on the closing date ($20.47 per unit) net of equity issuance costs of $122,000.  We also incurred and charged to general and administrative expense through December 31, 2011 approximately $750,000 of costs incurred in connection with the Osterman transaction.

Our total consideration paid in the Osterman combination consists of the following (in thousands):

Cash (including estimated working capital settlement)	$99,937
Common units	81,880
$181,817

We have included the results of Osterman’s operations in our consolidated financial statements beginning October 3, 2011. As discussed further below, we have not completed the initial accounting for the Osterman business combination. We are in the process of identifying, and obtaining an independent appraisal of, the fair value of the assets acquired in the combination. On a preliminary basis, we have estimated the fair values of the acquired assets and liabilities as follows (in thousands):

Accounts receivable	$4,802
Inventory	3,981
Other current assets	212
Property, plant and equipment	97,520
Intangible assets	73,479
Goodwill	7,254
Assumed current liabilities	(5,431)
$181,817

These estimates of fair value are preliminary and are subject to change as additional information is obtained, including the impact of the post closing working capital settlement.  Such changes could be material.  Additional information as to the fair value estimates is provided in Note 2 to the unaudited pro forma condensed consolidated financial statements.

SemStream Combination

On August 31, 2011, we entered into a business combination agreement with SemStream and closed the transaction on November 1, 2011.  We entered into this business combination in order to expand our midstream and wholesale supply and marketing operations.  SemStream contributed substantially all of its natural gas liquids business and assets to us in exchange for 8,932,031 of our common units and a cash payment of approximately $93 million, which we funded with $10 million from our acquisition facility and $83 million from our working capital facility.  We have valued the 8.9 million limited partner common units at the closing price of our common units on the combination closing date reduced by the estimated present value of distributions for the units which are not eligible for full distributions until the quarter ending September 30, 2012 (see Note 5 to the unaudited pro forma condensed consolidated financial statements) and net of equity issuance costs of $300,000.  The agreement also contemplates a working capital payment post closing for certain specified working capital items of approximately $2.1 million.  In addition, in exchange for a cash contribution, SemStream acquired a 7.5% interest in our general partner.  We incurred and charged to general and administrative expense through December 31, 2011 approximately $603,000 of costs related to the SemStream transaction.

The assets comprise 12 natural gas liquids terminals in Arizona, Arkansas, Indiana, Minnesota, Missouri, Montana, Washington and Wisconsin, 12 million gallons of above ground propane storage, 3.7 million barrels of underground leased storage for natural gas liquids and a rail fleet of approximately 350 leased and 12 owned cars and approximately $104 million of natural gas liquids inventory.

Our total consideration paid in the SemStream combination consists of the following (in thousands):

Cash	$93,054
Common units	184,775
$277,829

We have included the results of SemStream’s operations in our consolidated financial statements beginning November 1, 2011.  We have not completed the initial accounting for the business combination.  We are beginning the process of identifying, and obtaining an independent appraisal of, the fair value of the assets acquired in the business combination.  On a preliminary basis, we have estimated the fair values of the acquired assets and liabilities as follows (in thousands):

Accounts receivable	$2,089
Inventory	104,226
Derivative financial instruments	3,578
Prepaid expenses and other current assets	9,736
Assets held for sale	3,500
Property, plant and equipment	47,174
Investment in capital lease	3,112
Intangible assets	33,678
Goodwill	75,496
Assumed liabilities	(4,760)
$277,829

These estimates of fair value are preliminary and are subject to change as additional information is obtained.  Such changes could be material.  Additional information as to the fair value estimates is provided in Note 2 to the unaudited pro forma condensed consolidated financial statements.

Pacer Combination

On December 12, 2011, we entered into a business combination agreement with Pacer in order to expand our retail propane operations.  The combination closed on January 3, 2012 and was funded with cash of $32.2 million (including a $4.4 million post-closing working capital settlement) and the issuance of 1.5 million common units.  We have valued the 1.5 million common units based on the closing price of our common units on the closing date.  We incurred and charged to general and administrative expense through December 31, 2011 approximately $262,000 of costs related to the Pacer transaction.

The assets contributed by Pacer consist of retail propane operations in Colorado, Illinois, Mississippi, Oregon, Utah and Washington.  The contributed assets include 17 owned or leased customer service centers and satellite distribution locations.

Our total consideration paid in the Pacer combination consists of the following (in thousands):

Cash	$32,213
Common units	30,375
$62,588

As discussed further below, we have not completed the initial accounting for the Pacer business combination.  We are in the process of identifying, and obtaining an independent appraisal of, the fair value of the assets acquired in the combination.  On a preliminary basis, we have estimated the fair values of the acquired assets and liabilities as follows (in thousands):

Accounts receivable	$4,389
Inventory	965
Other current assets	43
Property, plant and equipment	20,100
Intangible assets	22,980
Goodwill	15,585
Assumed liabilities	(1,474)
$62,588

These estimates of fair value are preliminary and are subject to change as additional information is obtained.  Additional information as to the fair value estimates is provided in Note 2 to the unaudited pro forma condensed consolidated financial statements.

Pro Forma Financial Statements

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should be read in conjunction with the audited and unaudited historical financial statements of NGL Supply, Hicks LLC and Gifford which were included in our Form S-1, the audited and unaudited historical financial statements of Osterman included in our Form 8-K/A filed on December 19, 2011, the audited and unaudited historical financial statements of SemStream included in our Form 8-K/A filed on December 23, 2011, the audited historical financial statements of Pacer included in this Form 8-K/A, our Form 10-K for the year ended March 31, 2011 and our Form 10-Q for the three and nine months ended December 31, 2011.  The unaudited pro forma condensed consolidated financial statements include the following:

•                              The unaudited pro forma condensed consolidated balance sheet of NGL Energy Partners LP as of December 31, 2011 as if the modification of our credit agreement in January 2012 and the combination transaction with Pacer occurred on December 31, 2011;

•                              The unaudited pro forma condensed consolidated statement of operations of NGL Energy Partners LP for the year ended March 31, 2011 as if the combination transactions with NGL Supply, Hicksgas, Gifford, Osterman, SemStream and Pacer, our initial public offering and the modification of our credit agreement, had occurred on April 1, 2010; and,

•                              The unaudited pro forma condensed consolidated statement of operations of NGL Energy Partners LP for the nine months ended December 31, 2011 as if the combination transactions with Osterman, SemStream and Pacer, our initial public offering and the modification of our credit agreement had occurred on April 1, 2011.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the combination transactions with NGL Supply, Hicks LLC, Gifford, Osterman, SemStream and Pacer and our initial public offering and related equity issuances and the modification of our credit agreement had been completed on the dates indicated.  Moreover, they do not project NGL Energy’s financial position or results of operations for any future date or period.

The accompanying pro forma condensed consolidated financial statements reflect asset and liability fair value estimates which are preliminary, as our identification of the assets and liabilities acquired, and the fair value determinations thereof, for the Osterman, SemStream and Pacer business combinations reflected in the pro forma statements have not been completed.  We have engaged or will engage an independent appraisal firm to prepare an appraisal of the assets and liabilities acquired in those combinations.  The fair value determinations are also impacted by the amount of current assets and liabilities due to working capital adjustment provisions contained in the respective combination agreements.  The fair value estimates reflected in the accompanying pro forma condensed consolidated financial statements are based on the best estimates available at this time.  There is no guarantee that the preliminary fair value estimates, and consequently the pro forma condensed consolidated financial statements, will not change.  To the extent that the final acquisition accounting results in an increased allocation to goodwill, this amount would not be subject to amortization, but would be subject to annual impairment testing and if necessary, written-down to a lower fair value should circumstances warrant.  To the extent the final acquisition accounting results in a decrease to the preliminary computation of goodwill done for the purpose of preparing these pro forma financial statements, the amount would be subject to depreciation or amortization which would result in a decrease to the estimated pro forma income reflected in the accompanying pro forma condensed consolidated statements of operations for the respective periods.

On February 6, 2012, we completed a business combination agreement with North American Propane, Inc. and its affiliated companies (collectively, “North American Propane”) for a purchase price of approximately $67.8 million in cash, subject to adjustment for certain specified working capital items.

Since this combination occurred subsequent to our combination with Pacer, the combination with North American Propane is not reflected in these pro forma financial statements.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2011

(U.S. Dollars in Thousands)

			Pro Forma Adjustments
	Historical as of December 31, 2011			Note	NGL
	NGL	Pacer	Pacer	2	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$10,368	$1,849	$(1,849)	(a)	$10,399
			31	(a)
Accounts receivable- trade	115,202	4,389	—		119,591
Accounts receivable- affiliates	2,770	15	(15)	(a)	2,770
Inventories	184,698	965	—		185,663
Derivative assets	4,424	—	—		4,424
Product exchanges	3,793	—	—		3,793
Prepaid expenses and other current assets	7,389	43	—		7,432
Assets held for sale	3,500	—	—		3,500
Total current assets	332,144	7,261	(1,833)		337,572

Property, Plant and Equipment, net	227,893	10,483	9,617	(a)	247,993

Goodwill	92,930	3,617	11,968	(a)	108,515

Intangible Assets, net	99,264	300	22,680	(a)	122,244

Other Long-Term Assets	2,974	—	—		2,974

Total assets	$755,205	$21,661	$42,432		$819,298

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Trade accounts payable	$107,933	$2,026	$(1,915)	(a)	$108,044
Accrued expenses and other payables	9,698	—	—		9,698
Product exchanges	19,524	—	—		19,524
Advance payments received from customers	29,082	1,363	—		30,445
Payable to related parties	9,868	623	(623)	(a)	9,868
Current maturities of long-term debt (Note 4)	92,968	643	3,757	(a)	97,368
Total current liabilities	269,073	4,655	1,219		274,947

Long-Term Debt, net of current maturities (Note 4)	117,590	2,128	25,685	(a)	145,403

Other Non-Current Liabilities	222	—	—		222

Partners’ Equity (Note 5):
General partner	409	—	31	(a)	440
Limited partners-
Common units	349,112	—	30,375	(a)	379,487
Subordinated units	18,781	—	—		18,781
Accumulated other comprehensive income	18	—	—		18
Total partners’ equity	368,320	—	30,406		398,726

Equity of Combined Businesses	—	14,878	(14,878)	(b)	—

Total liabilities and partners’ equity	$755,205	$21,661	$42,432		$819,298

See accompanying notes.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Year Ended March 31, 2011

(U.S. Dollars in Thousands, Except Per Unit Amounts)

(Page 1 of 3)

	Historical				Pro Forma Adjustments				Preliminary
	NGL	NGL Supply	Hicks LLC	Gifford					Pro Forma
	Six Months Ended	Six Months Ended	Six Months Ended	Six Months Ended	Combination	Note	Offering	Note	NGL
	March 31, 2011	September 30, 2010	September 30, 2010	September 30, 2010	Transaction	2	Transaction	2	To Page 2 of 3
REVENUES:
Retail propane	$72,813	$6,868	$18,339	$4,583	$(2,349)	(c)			$100,254
Wholesale supply and marketing	546,782	309,029	—	—	(595)	(c)			855,216
Midstream	2,637	1,046	—	—	—				3,683
	622,232	316,943	18,339	4,583	(2,944)		—		959,153

COST OF SALES:
Retail propane	46,985	4,749	11,520	2,622	(2,349)	(c)			63,527
Wholesale supply and marketing	535,755	305,965	—	—	(595)	(c)			841,125
Midstream	292	194	—	—	—				486
	583,032	310,908	11,520	2,622	(2,944)		—		905,138
Gross Margin	39,200	6,035	6,819	1,961	—		—		54,015

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	20,922	8,441	9,306	2,869	(2,064)	(d)			39,474
Depreciation and amortization	3,441	1,389	1,061	150	689	(e)			6,730

Operating Income (Loss)	14,837	(3,795)	(3,548)	(1,058)	1,375		—		7,811

OTHER INCOME (EXPENSE):
Interest expense	(2,482)	(372)	(240)	(3)			120	(i)	(1,187)
							1,790	(j)
Other, net	324	190	87	54					655

Income (Loss) Before Income Taxes	12,679	(3,977)	(3,701)	(1,007)	1,375		1,910		7,279
INCOME TAX (PROVISION) BENEFIT	—	1,417	1,845		(3,262)	(f)			—

NET INCOME (LOSS)	12,679	(2,560)	(1,856)	(1,007)	(1,887)		1,910		7,279

INCOME (LOSS) ALLOCABLE TO GENERAL PARTNER	13				(8)	(g)	2	(k)	7
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	—	45			(45)	(h)			—

NET INCOME (LOSS) ALLOCABLE TO LIMITED PARTNERS	$12,666	$(2,515)	$(1,856)	$(1,007)	$(1,924)		$1,908		$7,272

Basic and Diluted Earnings per Unit (Note 3) -
Common	$1.16
Subordinated	$—

Weighted Average Units Outstanding -
Common	10,933,568
Subordinated	—

See accompanying notes and continuation on Page 2 of 3.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Year Ended March 31, 2011

(U.S. Dollars in Thousands, Except Per Unit Amounts)

(Page 2 of 3)

	Preliminary	Historical						Preliminary
	Pro Forma	Osterman	SemStream	Pro Forma Adjustments				Pro Forma
	NGL	12 Mo. Ended	Year Ended		Note		Note	NGL
	From Page 1 of 3	March 31, 2011	December 31, 2010	Osterman	2	SemStream	2	To Page 3 of 3
REVENUES:
Retail propane	$100,254	$105,061	$—			$—		$205,315
Wholesale supply and marketing	855,216	—	707,405			(56,768)	(p)	1,505,853
Midstream	3,683	—	7,059			—		10,742
	959,153	105,061	714,464	—		(56,768)		1,721,910

COST OF SALES:
Retail propane	63,527	64,076	—			—		127,603
Wholesale supply and marketing	841,125	—	691,823			(56,768)	(p)	1,476,180
Midstream	486	—	—			—		486
	905,138	64,076	691,823	—		(56,768)		1,604,269
Gross Margin	54,015	40,985	22,641	—		—		117,641

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	39,474	21,549	15,095			—		76,118
Depreciation and amortization	6,730	3,752	5,040	7,443	(l)	1,085	(q)	24,050

Operating Income	7,811	15,684	2,506	(7,443)		(1,085)		17,473

OTHER INCOME (EXPENSE):
Interest expense	(1,187)	(191)	(3,703)	(3,420)	(m)	(1,502)	(r)	(10,003)
Other, net	655	(218)	2,983					3,420

Income (Loss) Before Income Taxes	7,279	15,275	1,786	(10,863)		(2,587)		10,890
INCOME TAX (PROVISION) BENEFIT	—	(502)	—	502	(n)			—

NET INCOME (LOSS)	7,279	14,773	1,786	(10,361)		(2,587)		10,890

INCOME ALLOCABLE TO GENERAL PARTNER	7			4	(o)	—		11

NET INCOME (LOSS) ALLOCABLE TO LIMITED PARTNERS	$7,272	$14,773	$1,786	$(10,365)		$(2,587)		$10,879

See accompanying notes and continuation on Page 3 of 3.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Year Ended March 31, 2011

(U.S. Dollars in Thousands, Except Per Unit Amounts)

(Page 3 of 3)

	Preliminary	Pacer	Pro Forma		Pro Forma
	Pro Forma	For the Year	Adjustments		NGL
	NGL	Ended		Note	Year Ended
	From Page 2 of 3	December 31, 2010	Amount	2	March 31, 2011
REVENUES:
Retail propane	$205,315	$35,768	$—		$241,083
Wholesale supply and marketing	1,505,853	—	—		1,505,853
Midstream	10,742	—	—		10,742
	1,721,910	35,768	—		1,757,678

COST OF SALES:
Retail propane	127,603	22,348	—		149,951
Wholesale supply and marketing	1,476,180	—	—		1,476,180
Midstream	486	—	—		486
	1,604,269	22,348	—		1,626,617
Gross Margin	117,641	13,420	—		131,061

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	76,118	8,272	—		84,390
Depreciation and amortization	24,050	1,285	2,062	(s)	27,397

Operating Income	17,473	3,863	(2,062)		19,274

OTHER INCOME (EXPENSE):
Interest expense	(10,003)	(126)	(901)	(t)	(11,030)
Other, net	3,420	51	—		3,471

Income (Loss) Before Income Taxes	10,890	3,788	(2,963)		11,715
INCOME TAX (PROVISION) BENEFIT	—	—	—		—

NET INCOME (LOSS)	10,890	3,788	(2,963)		11,715

INCOME ALLOCABLE TO GENERAL PARTNER	11	—	1	(u)	12

NET INCOME (LOSS) ALLOCABLE TO LIMITED PARTNERS	$10,879	$3,788	$(2,964)		$11,703

Basic and Diluted Earnings per Unit (Note 3) -
Common					$0.40
Subordinated					$0.40

Weighted Average Units Outstanding -
Common					23,296,253
Subordinated					5,919,346

See accompanying notes.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Nine Months Ended December 31, 2011

(U.S. Dollars in Thousands, Except Per Unit Amounts)

	Nine Months Ended December 31, 2011
		Historical	Historical	Historical
		Osterman	SemStream	Pacer
		Six Months	Seven Months	Nine Months	Pro Forma Adjustments
	Historical	Ended	Ended	Ended		Note		Note	Offering	Note		Note	NGL
	NGL	Sept. 30, 2011	Oct. 31, 2011	Dec. 31, 2011	Osterman	2	SemStream	2	Transaction	2	Pacer	2	Pro Forma
REVENUES:
Retail propane	$94,787	$32,625	$—	$26,487	$—		$—		$—		$—		$153,899
Wholesale supply and marketing	773,253	—	408,097	—	—		(25,340)	(A)	—		—		1,156,010
Midstream	3,504	—	—	—	—		—		—		—		3,504
	871,544	32,625	408,097	26,487	—		(25,340)		—		—		1,313,413

COST OF SALES:
Retail propane	61,825	20,669	—	17,452	—		—		—		—		99,946
Wholesale supply and marketing	765,044	—	403,563	—	—		(25,340)	(A)	—		—		1,143,267
Midstream	356	—	—	—	—		—		—		—		356
	827,225	20,669	403,563	17,452	—		(25,340)		—		—		1,243,569
Gross Margin	44,319	11,956	4,534	9,035	—		—		—		—		69,844

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	37,408	12,313	9,862	6,694	(750)	(v)	(603)	(B)	—		(402)	(G)	64,522
Depreciation and amortization	8,480	1,701	2,213	974	3,910	(w)	1,360	(C)	—		1,536	(H)	20,174

Operating Income (Loss)	(1,569)	(2,058)	(7,541)	1,367	(3,160)		(757)		—		(1,134)		(14,852)

OTHER INCOME (EXPENSE):
Interest expense	(4,989)	(22)	(1,732)	(99)	(1,710)	(x)	(895)	(D)	476	(F)	(681)	(I)	(9,652)
Other, net	637	334	2,152	57	—		—		—		—		3,180

Income (Loss) Before Income Taxes	(5,921)	(1,746)	(7,121)	1,325	(4,870)		(1,652)		476		(1,815)		(21,324)
INCOME TAX (PROVISION) BENEFIT	(158)	(238)	—	—	238	(y)	—		—		—		(158)

NET INCOME (LOSS)	(6,079)	(1,984)	(7,121)	1,325	(4,632)		(1,652)		476		(1,815)		(21,482)

LOSS ALLOCABLE TO GENERAL PARTNER	(6)				(7)	(z)	(8)	(E)	—		—		(21)

NET INCOME (LOSS) ALLOCABLE TO LIMITED PARTNERS	$(6,073)	$(1,984)	$(7,121)	$1,325	$(4,625)		$(1,644)		$476		$(1,815)		$(21,461)

Basic and Diluted Earnings per Unit (Note 3) -
Common	$(0.41)												$(0.73)
Subordinated	$(0.20)												$(0.73)

Weighted Average Units Outstanding -
Common	12,491,836												23,296,253
Subordinated	4,929,201												5,919,346

See accompanying notes.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 — Basis of Presentation

See “— Introduction” for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements.

The entities included in the unaudited pro forma condensed consolidated financial statements are identified as follows due to space limitations:

•                              NGL Energy Partners LP - “NGL”

•                              NGL Supply, Inc. - “NGL Supply”

•                              Hicks LLC

•                              Gifford

•                              Osterman Associated Companies - “Osterman”

•                              SemStream, L.P. - “SemStream”

•                              Pacer Propane — “Pacer”

The results of operations of Osterman for the twelve months ended March 31, 2011 were compiled by reducing the individual amounts for the year ended September 30, 2010 by the results for the six months ended March 31, 2010, and increasing the amounts for the six months ended March 31, 2011.  The results of operations for the six month periods ended March 31, 2010 and 2011 are not separately included herein.

The historical results of operations of Pacer included in the unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2011 represent the results of its operations for the year ended December 31, 2010, which financials are not included herein.  The audited combined Pacer financials for the year ended December 31, 2011 are included herein.  However, we are unable to recast the financials to reflect a period ended March 31, 2011.  The Pacer financial statements for the nine months ended December 31, 2011 are not separately included herein.

Note 2 — Pro Forma Adjustments

Our unaudited pro forma condensed consolidated financial statements reflect the impact of the following pro forma adjustments:

Balance Sheet as of December 31, 2011

The historical condensed consolidated balance sheet of NGL as of December 31, 2011 includes the consolidation of Osterman and SemStream and reflects the impact of the January 2012 modification of our credit facility.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

Pacer Combination

(a)                      Represents the consideration paid in the combination and the resulting net adjustments to the historical net assets at December 31, 2011 to reflect the elimination of the Pacer historical assets and liabilities not included in the combination and the preliminary acquisition accounting based on the following estimate of the fair values of the assets acquired and liabilities assumed (in thousands):

Fair Value Estimates
Accounts receivable	$4,389
Propane and other inventory	965
Other current assets	43
Property, plant and equipment:
Land	1,400
Tanks and other retail propane equipment (15 years)	11,200
Vehicles (5 years)	5,000
Buildings (30 years)	2,300
Other equipment (3-5 years)	200
Amortizable intangible assets:
Customer relationships (15 years)	21,980
Tradenames (indefinite life)	1,000
Goodwill	15,585
Assumed current liabilities	(1,474)
Consideration paid	$62,588

The pro forma adjustment includes borrowings of $32.2 million on our credit facility to fund the acquisition.  The pro forma adjustment also includes a contribution from our general partner of approximately $31,000 in order to maintain its 0.1% interest in the Partnership.

(b)                     Reflects the elimination of the historical net equity of Pacer as of December 31, 2011.

Statement of Operations for the Year Ended March 31, 2011

Hicksgas/NGL Supply Combination Transaction Adjustments

(c)                      Eliminates the effects of intercompany propane sales between Hicks LLC and Gifford and between NGL Supply and Hicks LLC on revenues and cost of sales.

(d)                     Reflects the elimination of expenses incurred directly in connection with our combination with NGL Supply and Hicksgas.

(e)                      The assets acquired in the Hicksgas combination are included in our historical balance sheet as of December 31, 2011.  The final fair value determination was made using an independent appraisal of the tangible and intangible assets and the results of the working capital adjustment.  The pro forma depreciation and amortization adjustment reflects the estimated net adjustment to historical Hicks LLC and Gifford depreciation and amortization expense resulting from the final fair value computation of property, plant and equipment, identifiable intangible assets and

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

goodwill acquired in the combination.  Goodwill is an indefinite-lived asset subject to annual tests for impairment, thus no amortization has been reflected in our unaudited pro forma condensed consolidated statement of operations for the amount allocated to goodwill.

(f)                        Reflects the elimination of the historical income tax benefit of NGL Supply and Hicks LLC.  NGL Supply and Hicks LLC each made elections to be treated as pass through entities for federal income tax purposes just prior to our combination.

(g)                     Reflects the general partner’s 0.1% share of the income of NGL Supply, Hicks and Gifford after the effect of the pro forma adjustments.

(h)                     Reflects the effect of the acquisition of the noncontrolling interest in the initial combination transactions with NGL Supply and Hicksgas.

Initial Public Offering Transaction Adjustments

(i)                         Reflects the elimination of historical interest expense related to the acquisition facility of NGL Supply prior to our combination transaction with NGL Supply.

(j)                         Reflects the elimination of our historical interest expense on the amount borrowed under our acquisition credit facility to finance the Hicksgas combination which was paid using the proceeds from our initial public offering.

(k)                      Represents the general partner’s 0.1% share of the pro forma adjustments for the initial public offering.

Osterman Combination Transaction Adjustments

(l)                         Reflects the increase in historical depreciation and amortization expense of the Osterman long-lived assets based on the estimated fair value of the assets contributed in the Osterman combination.  The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 6.93%.  An increase in the current estimated fair value of the long-lived assets of $1 million would result in an increase of approximately $69,000 of pro forma depreciation and amortization expense for the year ended March 31, 2011.

(m)                   Represents the additional interest expense resulting from the advances from our acquisition facility of $96.0 million to finance the Osterman combination at the interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56%.  A change in the interest rate of 0.125% would result in a change of approximately $120,000 in pro forma interest expense.

(n)                     Represents the elimination of the historical income tax provision for Osterman.

(o)                     Represents the general partner’s 0.1% share of the Osterman income after the effect of the pro forma adjustments.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

SemStream Combination Transaction Adjustments

(p)                     Represents the elimination of sales between NGL and SemStream.

(q)                     Reflects the increase in historical depreciation and amortization expense of the SemStream long-lived assets based on the current estimated fair value of the assets contributed in the SemStream combination.  The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 7.92%.  An increase in the estimated fair value of the long-lived assets of $1 million would result in an increase of approximately $79,000 of pro forma depreciation and amortization expense for the year ended March 31, 2011.

(r)                        Represents the additional interest expense resulting from the advances from our acquisition and working capital facilities (advances of $10.0 million and $83.0 million, respectively) to finance the SemStream combination at the interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56% for acquisition facility borrowings and 3.31% for working capital facility borrowings for the estimated period in which the advances would have been outstanding (one year for the acquisition facility and five months for the working capital facility).  A change in the interest rate of 0.125% would result in a change of approximately $56,000 in pro forma interest expense.

Pacer Combination Transaction Adjustments

(s)                      Reflects the increase in historical depreciation and amortization expense of the Pacer long-lived assets based on the estimated fair value of the assets contributed in the Pacer combination.  The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 7.98%.  An increase in the estimated fair value of long-lived assets of $1 million would result in approximately $80,000 of additional annual pro forma depreciation and amortization expense.

(t)                        Represents the additional interest expense resulting from the advances from our acquisition and working capital facilities (advances of $27.8 million and $4.4 million, respectively) to finance the Pacer combination at the interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56% for acquisition facility borrowings and 3.31% for working capital facility borrowings for the estimated period in which the advances would have been outstanding (one year for the acquisition facility and three months for the working capital facility).  A change in the interest rate of 0.125% would result in a change of approximately $36,000 in pro forma interest expense.

(u)                     Represents the general partner’s 0.1% share of the income of Pacer after the effect of the pro forma adjustments.

Statement of Operations for the Nine Months Ended December 31, 2011

Osterman Combination Transaction Adjustments

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

(v)                     Reflects the elimination of expenses incurred directly in connection with our combination with Osterman.

(w)                   Reflects the increase in historical depreciation and amortization expense of the Osterman long-lived assets based on the estimated fair value of the assets contributed in the Osterman combination.  The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 6.93%.  An increase in the estimated fair value of the long-lived assets of $1 million would result in an increase in the pro forma adjustment for depreciation and amortization expense of approximately $35,000 for the nine months ended December 31, 2011.

(x)                       Represents the additional interest expense resulting from the advances of $96.0 million from our acquisition facility to finance the Osterman combination at the interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56%.  A change in interest rate of 0.125% would result in a change of approximately $60,000 in pro forma interest expense for the nine months ended December 31, 2011.

(y)                     Represents the elimination of the historical income tax provision for Osterman.

(z)                       Represents the general partner’s 0.1% share of the losses of Osterman after the effect of the pro forma adjustments.

SemStream Combination Transaction Adjustments

(A)                  Represents the elimination of sales between NGL and SemStream.

(B)                    Reflects the elimination of expenses incurred directly in connection with our combination with SemStream.

(C)                    Reflects the increase in historical depreciation and amortization expense of the SemStream long-lived assets based on the estimated fair value of the assets contributed in the SemStream combination.  The pro forma average annual depreciation and amortization rate based on the current estimated fair value and useful lives of the long-lived assets is 7.92%.  An increase in the estimated fair value of the long-lived assets of $1 million would result in an increase of approximately $46,000 in pro forma depreciation and amortization expense for the nine months ended December 31, 2011.

(D)                   Represents the additional interest expense from the advances from our acquisition and working capital facilities (advances of $10.0 million and $83.0 million, respectively) to finance the SemStream combination at the interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56% for acquisition facility borrowings and 3.31% for working capital facility borrowings for the estimated period in which advances would have been outstanding (nine months for the acquisition facility and five months for the working capital facility).  A change in interest rate of 0.125% would result in an increase in the pro forma adjustment for interest expense of approximately $33,000 for the nine months ended December 31, 2011.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

(E)                     Represents the general partner’s 0.1% share of the losses of SemStream after the effect of the pro forma adjustments.

Offering Transaction Adjustments

(F)                     Reflects the elimination of our historical interest expense on the amount borrowed under our acquisition credit facility to finance the Hicksgas combination which was paid using the proceeds from our initial public offering.

Pacer Combination Transaction Adjustments

(G)                    Reflects the elimination of expenses incurred directly by us and by Pacer in connection with our combination with Pacer.

(H)                   Reflects the increase in historical depreciation and amortization expense of the Pacer long-lived assets based on the estimated fair value of the assets contributed in the Pacer combination.  The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 7.98%.  An increase in the estimated fair value of long-lived assets of $1 million would result in approximately $60,000 of additional pro forma depreciation and amortization expense for the nine months ended December 31, 2011.

(I)                        Represents the additional interest expense resulting from the advances from our acquisition and working capital facilities (advances of $27.8 million and $4.4 million, respectively) to finance the Pacer combination at the actual interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56% for acquisition facility borrowings and 3.31% for working capital facility borrowings for the estimated period in which the advances would have been outstanding (nine months for the acquisition facility and three months for the working capital facility).  A change in the interest rate of 0.125% would result in a change of approximately $27,000 in pro forma interest expense.

Note 3 — Pro Forma Earnings per Unit Computation

Our net income for financial statement presentation and partners’ capital purposes is allocated to our general partner and limited partners in accordance with their respective ownership interests, and in accordance with our partnership agreement after giving effect to priority income allocations for incentive distributions, if any, to our general partner, the holders of the incentive distribution rights pursuant to our partnership agreement, which are declared and paid following the close of each quarter.  These incentive distributions could result in less income allocable to the common and subordinated unitholders.

For purposes of computing pro forma basic and diluted net income per common and subordinated unit, we have assumed that (a) the minimum quarterly distributions would have been paid to all unitholders for all outstanding units for each quarter during the periods presented, (b) there would be no incentive distributions to the general partner and (c) no restrictions on distributions apply during the periods presented.  Any earnings in excess of distributions are allocated to our general partner and limited partners based on their respective ownership interests.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

The pro forma earnings per unit have been computed under the two-class method based on earnings or losses allocated to the limited partners after deducting the total earnings allocation to the general partner.  The computation is based on the number of common and subordinated units outstanding after the initial public offering and after the Osterman, SemStream and Pacer combinations.  The pro forma basic and diluted earnings per unit are equal as there are no dilutive units.

Earnings per unit are computed as follows (dollars in thousands except unit and per unit information):

	Year Ended		Nine Months Ended
	March 31, 2011		December 31, 2011
		Pro		Pro
	Historical	Forma	Historical	Forma
Net income (loss)	$12,679	$11,715	$(6,079)	$(21,482)

General partner 0.1% share of income (loss)	13	12	(6)	(21)
General partner incentive distributions	—	—	—	—

Income (loss) allocated to limited partners	$12,666	$11,703	$(6,073)	$(21,461)
Common unitholders	$12,666	$9,332	$(5,111)	$(17,113)
Subordinated unitholders	$—	$2,371	$(962)	$(4,348)

Basic and Diluted Earnings per Unit —
Common unitholders	$1.16	$0.40	$(0.41)	$(0.73)
Subordinated unitholders	$—	$0.40	$(0.20)	$(0.73)

Weighted Average Units Outstanding —
Common	10,933,568	23,296,253	12,491,836	23,296,253
Subordinated	—	5,919,346	4,929,201	5,919,346

For the pro forma earnings per unit computation, we have assumed that all units were outstanding during the entire period for each of the periods presented.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Continued)

Note 4 — Long-Term Debt

Our historical and pro forma long-term debt as of December 31, 2011 are as follows:

	Historical	Pro Forma

Working capital facility	$102,500	$106,900
Acquisition facility	107,500	135,313
Other	558	558
	$210,558	$242,771

Less - Current maturities	92,968	97,368
Long-term debt	$117,590	$145,403

Note 5 — Partners’ Equity

Outstanding general and limited partner units on a historical and pro forma basis as of December 31, 2011 are as follows:

	Historical	Pro Forma

General partner notional units	27,743	29,245
Limited partner -
Common units	21,796,253	23,296,253
Subordinated units	5,919,346	5,919,346

Of the 8,932,031 common units issued in the SemStream combination, (1) five million are eligible for 67% of the distribution for the quarter ended December 31, 2011 and full distributions thereafter, and (2) 3,932,031 common units are not eligible for distributions until the distribution for the quarter ending September 30, 2012.

Note 6 — Other Income of SemStream

Other income of SemStream in the unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2011 includes a $1.2 million gain on the settlement of a dispute related to the cancellation of a contract by a counterparty during 2008, and a gain of $1.2 million related to the settlement of a dispute related to certain transportation fees charged to SemStream by an unaffiliated party during the years 2005-2009.  Other income of SemStream in the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2011 includes the receipt of approximately $2 million of proceeds from a class-action litigation settlement.  This non-recurring income is not excluded from pro forma income as it does not result directly from the SemStream combination.  We do not expect to realize similar income in the future.